Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2019 Results

•	Q3 2019 net revenue of $66.8 million and pro forma EPS of $0.27, both in line with guidance
•	Q3 2019 GAAP EPS of $0.21 as compared to GAAP EPS of $0.16 in the same period of the prior year
•	The Board of Directors declared $0.18 per share semi-annual dividend, to be paid on January 7, 2020

MIAMI, FL – November 5, 2019 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the third quarter, which ended on September 27, 2019.

Q3 2019 net revenue (gross revenue less reimbursable expenses) from continuing operations was $66.8 million, down 2%, as compared to the same period in the prior year. Q3 2019 gross revenue from continuing operations was $72.7 million, down 1% from the same period in the prior year.

Q3 2019 pro forma diluted earnings per share were $0.27 per share, as compared to $0.28 per share for the same period in the prior year. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Q3 2019 GAAP diluted earnings per share were $0.21 per share, as compared to $0.16 per share for the same period in the prior year. During the third quarter of 2018, the Company recorded a $0.8 million, or $0.02 per diluted share, expense due to the remeasurement of an acquisition-related earnout liability, and a $0.5 million, or $0.02 per diluted share, loss from discontinued operations.

In its recent meeting, the Company’s Board of Directors declared a semi-annual dividend of $0.18 per share for its shareholders of record on December 20, 2019, to be paid on January 7, 2020.

At the end of the third quarter of 2019, the Company’s cash balances were $16.4 million. During the quarter, the Company utilized cash to pay down outstanding debt of $2.0 million. During the third quarter of 2019, the Company did not repurchase shares under its stock repurchase program. At the end of the third quarter of 2019, the Company’s remaining stock repurchase program authorization was $3.9 million.

“Solid U.S. performance driven by digital transformation and implementation of cloud software initiatives was tempered by weaker than expected European results,” stated Ted A. Fernandez, Chairman and CEO of The Hackett Group. “We believe that we are taking the necessary actions to mitigate the impact of the volatility in Europe on our 2020 results.”

Based on the current economic outlook, the Company estimates total net revenue for the fourth quarter of 2019 to be in the range of $61.5 million and $63.5 million or gross revenue (inclusive of reimbursable expenses) to be in the range of $66.5 million and $68.5 million. The Company estimates pro forma diluted earnings per share for the fourth quarter of 2019 to be in the range of $0.23 and $0.25.

Other Highlights

World-Class Procurement Research – New world-class procurement research from The Hackett Group found that through full deployment of digital tools, typical procurement organizations can reduce operational costs by up to 45%, achieving efficiency levels below those of today’s world-class procurement organizations while at the same time enabling them to improve effectiveness and customer experience.

World-Class Finance Research – New world-class finance research from The Hackett Group found that by fully embracing digital transformation typical finance organizations can reduce costs by more than 40%, rapidly accelerating their progress towards previously unattainable world-class efficiency levels.

World-Class HR Research – New world-class HR research from The Hackett Group found that typical HR organizations can reduce costs by 17% and operate with 26% fewer staff hours – while also improving effectiveness and customer experience – by adopting smart automation approaches, including robotic process automation and smart data capture.

OpenWorld DTP Adoption – The Hackett Group announced that it has reached mainstream adoption of its Oracle Digital Transformation Platform (DTP), with more than 100 successful DTP solution applications deployed at clients since its formal release in October of 2018.

On Tuesday, November 5, 2019 senior management will discuss third quarter results in a conference call at 5:00 P.M. ET. (800) 593-0486, [Passcode: Third Quarter].  For International callers, please dial (517) 308-9371.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 5, 2019 and will run through 5:00 P.M. ET on Tuesday, November 19, 2019.  To access the rebroadcast, please dial (800) 839-0130. For International callers, please dial (402) 998-1223.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 5, 2019 and will run through 5:00 P.M. ET on Tuesday, November 19, 2019. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, with offerings that include robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed more than 16,500 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 89% of the Fortune 100, 83% of the DAX 30 and 57% of the FTSE 100. These studies drive Hackett’s Digital Transformation Platform which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of Brexit on our business, changes in general economic conditions and interest rates, our ability to mitigate the impact of the recent decline in our European operations, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2019	2018	2019	2018
Revenue:
Revenue before reimbursements ("net revenue")	$66,755	$68,183	$197,101	$202,928
Reimbursements	5,935	5,535	16,265	16,424
Total revenue from continuing operations	72,690	73,718	213,366	219,352

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	41,026	40,883	120,780	123,635
Non-cash stock compensation expense	833	915	2,775	2,915
Acquisition-related compensation expense (benefit)	157	240	(131)	(549)
Acquisition-related non-cash stock compensation expense	322	731	690	1,452
Reimbursable expenses	5,935	5,535	16,265	16,424
Total cost of service	48,273	48,304	140,379	143,877

Selling, general and administrative costs	14,117	14,922	43,318	44,164
Non-cash stock compensation expense	776	850	2,268	2,495
Amortization of intangible assets	236	585	789	1,789
Change in acquisition-related contingent consideration liability	(108)	803	(1,133)	(3,750)
Total selling, general, and administrative expenses	15,021	17,160	45,242	44,698

Total costs and operating expenses	63,294	65,464	185,621	188,575

Income from operations	9,396	8,254	27,745	30,777

Other expense:
Interest expense	(62)	(158)	(268)	(515)

Income from continuing operations before income taxes	9,334	8,096	27,477	30,262
Income tax expense	2,427	2,425	6,481	5,618
Income from continuing operations	6,907	5,671	20,996	24,644
Income (loss) from discontinued operations (2)	2	(514)	(4)	(599)
Net income	$6,909	$5,157	$20,992	$24,045

Weighted average common shares outstanding:
Basic	29,876	29,478	29,794	29,332
Diluted	32,571	32,593	32,413	32,214

Basic net income per common share:
Income per common share from continuing operations	$0.23	$0.19	$0.70	$0.84
Income (loss) per common share from discontinued operations (2)	0.00	(0.02)	(0.00)	(0.02)
Basic net income per common share	$0.23	$0.17	$0.70	$0.82

Diluted net income per common share:
Income per common share from continuing operations	$0.21	$0.18	$0.65	$0.77
Income (loss) per common share from discontinued operations (2)	0.00	(0.02)	(0.00)	(0.02)
Diluted net income per common share	$0.21	$0.16	$0.65	$0.75

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Pro forma data (1):
Income from continuing operations before income taxes	$9,334	$8,096	$27,477	$30,262
Non-cash stock compensation expense	1,609	1,765	5,043	5,410
Acquisition-related compensation expense (benefit)	157	240	(131)	(549)
Acquisition-related non-cash stock compensation expense	322	731	690	1,452
Change in acquisition-related contingent consideration liability	(108)	803	(1,133)	(3,750)
Acquisition-related costs	32	—	32	—
Amortization of intangible assets	236	585	789	1,789
Pro forma income before income taxes	11,582	12,220	32,767	34,614
Pro forma income tax expense	2,896	3,055	8,192	8,654
Pro forma net income	$8,687	$9,165	$24,575	$25,961

Pro forma basic net income per common share	$0.29	$0.31	$0.82	$0.89
Weighted average common shares outstanding	29,876	29,478	29,794	29,332

Pro forma diluted net income per common share	$0.27	$0.28	$0.76	$0.81
Weighted average common and common equivalent shares outstanding	32,571	32,593	32,413	32,214

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related one-time expense (benefit), and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company’s European Working Capital Group.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 27,	December 28,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$16,423	$13,808
Accounts receivable and contract assets, net	57,890	54,807
Prepaid expenses and other current assets	3,664	4,339
Assets related to discontinued operations (3)	-	137
Total current assets	77,977	73,091

Property and equipment, net	21,080	19,750
Other assets	2,801	3,704
Goodwill, net	83,782	84,207
Operating lease right-of-use assets	8,293	-
Total assets	$193,933	$180,752

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,217	$7,429
Accrued expenses and other liabilities	31,450	34,498
Operating lease liabilities	2,678	-
Liabilities related to discontinued operations (3)	22	2,300
Total current liabilities	39,367	44,227
Long-term deferred tax liability, net	7,704	6,435
Long-term debt	2,500	6,500
Operating lease liabilities	5,615	-
Total liabilities	55,186	57,162

Shareholders' equity	138,747	123,590
Total liabilities and shareholders' equity	$193,933	$180,752

(3) The assets and liabilities related to discontinued operations relate to the discontinuance of the Company's European Working Capital Group.

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The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 27,	September 28,	June 28,
	2019	2018	2019
Revenue Breakdown by Group:
(in thousands)
S&BT (4)	$27,435	$26,014	$26,549
EEA (5)	30,920	29,971	30,717
International (6)	8,400	12,198	10,710
Net revenue from continuing operations (7)	$66,755	$68,183	$67,976

Revenue Concentration:
(% of total revenue)
Top customer	6%	7%	4%
Top 5 customers	19%	19%	16%
Top 10 customers	27%	26%	25%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount (8)	1,029	1,027	999
Total headcount (8)	1,268	1,271	1,240
Days sales outstanding (DSO) (8)	72	70	68
Cash provided by operating activities (in thousands)	$8,506	$9,521	$11,273
Pro forma return on equity (9)	25%	30%	26%
Depreciation (in thousands)	$884	$652	$830
Amortization (in thousands)	$236	$585	$255

Remaining Plan authorization:
Shares purchased (in thousands)	-	-	92
Cost of shares repurchased (in thousands)	$—	$—	$1,440
Average price per share of shares purchased	$—	$—	$15.59
Remaining Plan authorization (in thousands)	$3,878	$7,174	$3,878

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	5	8	1
Cost of shares purchased (in thousands)	$88	$118	$14
Average price per share of shares purchased	$16.29	$15.77	$16.39

(4) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(5) ERP, EPM and Analytics Solutions (EEA) includes the results of our North America Oracle EEA and SAP Solutions Practices.

(6) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

(7) Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.

(8) Prior periods have been restated to exclude the discontinuance of the Company's European Working Capital Group.

(9) Twelve months of pro forma net income divided by average shareholder's equity.

(10) Certain reclassifications have been made to conform with current reporting requirements.